  As filed with the Securities and Exchange Commission on June 19, 1996
                                                            File No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                       ______________________

                              FORM S-8
                       REGISTRATION STATEMENT
                                Under
                     THE SECURITIES ACT OF 1933



                            Hub Group, Inc.
        (Exact Name of Registrant as Specified in its Charter)

    Delaware                                            36-4007085
(State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation or Organization)                   Identification No.)


377 East Butterfield Road, Suite 700
        Lombard, Illinois                                60148
(Address of Principal Executive Offices)               (Zip Code)


               Hub Group, Inc. 1996 Long-Term Incentive Plan
                         (Full Title of the Plan)


                            Mark A. Yeager
                            Hub Group, Inc.
                377 East Butterfield Road, Suite 700
                       Lombard, Illinois 60148
               (Name and Address of Agent For Service)

                            (708) 271-3600
     (Telephone Number, Including Area Code, of Agent For Service)
                          ______________________


                                      CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                                       Proposed        Proposed
                                                       Maximum         Maximum
Title of Securities to be        Amount to be          Offering Price  Aggregate       Amount of
     Registered                  Registered            Per Share(1)    Offering Price  Registration
                                                                                       Fee

- ------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share...............  362,500 Shares(1)    $14.0000         $5,075,000.00   $1,750.00
- -------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share...............   87,500 Shares(2)    $20.3125         $1,777,343.75   $612.88
- -------------------------------------------------------------------------------------------------------
Total..........................  450,000 Shares                                      $2,362.88
=======================================================================================================

(1)     Pursuant to Rule 457(h)(1), computed on the basis of the price at which the options may be exercised.
(2)     Pursuant to Rule 457(h)(1), computed on the basis of the average of the high and low sales prices on June 13, 1996.


                                  PART II


                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by Hub Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 0-27754, are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) Prospectus dated March 13, 1996 filed with the Commission under Rule 424(b)(4);

         (b) The description of Common Stock included in the Company's Registration Statement on Form 8-A filed with the Commission on February 13, 1996;

         (c) Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996; and

         (d)      Form 8-K filed with the Commission on May 17, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         (a) The Delaware General Corporation Law ("GCL") (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

         (b) Article Eleventh of the Certificate of Incorporation of the Registrant permits, and Article VI of the ByLaws of the Registrant provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

         (c) In accordance with Section 102(b)(7) of the Delaware GCL, the Registrant's Certificate of Incorporation provides that directors shall not be liable for monetary damages for breaches of their fiduciary duty as directors except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware GCL as the same exists or may be amended.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits which is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's articles of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lombard, Illinois, on June 18, 1996.

                                                     HUB GROUP, INC.


                                                     By /s/ David P. Yeager
                                                        ---------------------
                                                        David P. Yeager
                                                        Chief Executive Officer
                                                         and Vice Chairman

                                   POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints David P. Yeager, Mark A. Yeager, William L. Crowder and Thomas L. Hardin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 18, 1996.


                                                           Title
                                                           -----

/s/ David P. Yeager                                  Vice-chairman,
                    David P. Yeager                  Chief Executive Officer
                                                     and Director

/s/ William L. Crowder                               Vice President--Finance
                    William L. Crowder               and Chief Financial Officer
                                                     (Principal Financial and
                                                     Accounting Officer)

/s/ Phillip C. Yeager                                Chairman and Director
                     Phillip C. Yeager

/s/ Thomas L. Hardin                                 President, Chief Operating
                     Thomas L. Hardin                Officer and Director

/s/ Charles R. Reaves                                Director
                     Charles R. Reaves

/s/ Martin P. Slark                                  Director
                      Martin P. Slark

/s/ Gary D. Eppen                                    Director
                       Gary D. Eppen

                                     EXHIBIT INDEX

Exhibit                                                        Sequential
Number        Description of Exhibit                           Page Number
- -------       -----------------------                          ------------

4.1           Restated Certificate of Incorporation
              (incorporated by reference to Exhibits
              3.1 and 3.3 to Registration Statement on
              Form S-1, Registration Statement
              No. 33-90210)

4.2           By-Laws (incorporated by reference to
              Exhibit 3.2 to Registration Statement
              on Form S-1, Registration Statement
              No. 33-90210)

4.3           Hub Group, Inc. 1996 Long-Term Incentive
              Plan....................................


5.1           Opinion of Mayer, Brown & Platt.........


23.1          Consent of Mayer, Brown & Platt
              (included in Exhibit 5.1)

23.2          Consent of Arthur Andersen LLP..........


24.1 Powers of Attorney (included on the signature page of the registration statement)